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                              EXHIBIT A
                              =========
Name, residence address and present principle occupation and address of employment of the executive officers, directors and controlling persons of Investor.

         Name and                             Present Position            Present Principle Occupation
     Residence Address      Citizenship         with Investor              and Address of Employment
- -----------------------------------------------------------------------------------------------------------
Ralph J. Adkins            U.S.A.       President, CEO, COO &        President, CEO, COO & Director
52 Bayside Drive                        Director                     Chesapeake Utilities Corporation
Route 3 Box 487-D                                                    P.O. Box 615
Fenwick Island, DE  19944                                            Dover, DE  19903-0615
- -----------------------------------------------------------------------------------------------------------
Philip S. Barefoot         U.S.A.       Senior Vice President-       Senior Vice President -
15 Janis Drive                          Natural Gas Operations         Natural Gas Operations
Dover, DE  19901                                                     Chesapeake Utilities Corporation
                                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
- -----------------------------------------------------------------------------------------------------------
Richard Bernstein          U.S.A.       Director                     President & CEO
5820 Deepwater Drive                                                 BAI Aerosystems, Inc.
Oxford, MD  21654                                                    (Aircraft Manufacturing)
                                                                     9040 Glebe Park Drive
                                                                     Easton, MD  21601
- -----------------------------------------------------------------------------------------------------------
Walter J. Coleman          U.S.A.       Director                     President
495 N. Lake Lulu Drive                                               Pyramid Realty and Mortgage Corp.
Winter Haven, FL  33880                                              1468 Sixth Street, NW
                                                                     Winter Haven, FL  33881
- -----------------------------------------------------------------------------------------------------------
Kenneth H. Dean            U.S.A.       Senior Vice President-       Senior Vice President-
7 Northern Avenue                       Development & Planning         Development & Planning
Harwich Port, MA  02646                                              Chesapeake Utilities Corporation
                                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
- -----------------------------------------------------------------------------------------------------------
John W. Jardine, Jr.       U.S.A.       Chairman of the Board        Chairman of the Board
1963 Mitten Street                                                   Chesapeake Utilities Corporation
Dover, DE  19901                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
- -----------------------------------------------------------------------------------------------------------
Rudolph M. Peins, Jr.      U.S.A.       Director                     Retired
1756 Gaspar Drive                                                    1756 Gaspar Drive
Boca Grande, FL  33921                                               Boca Grande, FL  33921
- -----------------------------------------------------------------------------------------------------------
Robert F. Rider            U.S.A.       Director                     Chairman of the Board & CEO
P.O. Box 397                                                         O.A. Newton & Son
Bridgeville, DE  19933                                               (Agricultural Equipment Manufacturing)
                                                                     Route 13
                                                                     Bridgeville, DE  19933
- -----------------------------------------------------------------------------------------------------------
Jeremiah P. Shea           U.S.A.       Director                     Retired
2223 Old Orchard Road                                                P.O. Box 791
Buckingham Heights                                                   300 Delaware Ave., Suite 508
Wilmington, DE  19810                                                Wilmington, DE  19899
- -----------------------------------------------------------------------------------------------------------
John R. Schimkaitis        U.S.A.       Senior Vice President, CFO   Senior Vice President, CFO
124 Howe Drive                          and Assistant Secretary        and Assistant Secretary
Dover, DE  19903                                                     Chesapeake Utilities Corporation
                                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
- -----------------------------------------------------------------------------------------------------------
William G. Warden, III     U.S.A.       Director                     Director & Vice President
7 Wynnewood Road                                                     Cawsl Corporation
Wynnewood, PA  19096                                                 (Industrial Equipment Manufacturing)
                                                                     7 Wynnewood Road
                                                                     Wynnewood, PA  19096
- -----------------------------------------------------------------------------------------------------------